UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of Document Security Systems, Inc. (“Company”) was held on June 14, 2012. At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1: Proposal to elect eight members to the Company’s Board of Directors:

Nominees for Director	Votes For	Votes Against	Votes Abstain	Broker Non-votes
Patrick White	6,292,211	531,051	76,647	7,363,408
David Wicker	6,263,043	576,403	60,463	7,363,408
Robert Bzdick	5,235,836	1,603,610	60,463	7,363,408
Roger O’Brien	6,339,247	489,369	71,293	7,363,408
Robert B. Fagenson	5,155,584	1,629,854	114,471	7,363,408
Ira A. Greenstein	5,272,966	1,447,536	179,407	7,363,408
John Cronin	6,755,455	30,658	113,796	7,363,408
David Klein	6,309,819	518,797	71,293	7,363,408

Proposal 2: Proposal to ratify the appointment of Freed Maxick CPAs, P.Cs as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012:

For	Against	Abstained	Broker Non-Votes

12,941,228	1,297,830	24,259	0

Proposal 3: Proposal to approve amendments to the Company’s Employee Plan to extend the term and increase the number of shares available for issuance of restricted stock and options under the plan:

For	Against	Abstained	Broker Non-Votes

5,335,057	1,486,455	78,397	7,363,408

Proposal 4: Proposal to approve amendments to the Company’s Director Plan to extend the term, to provide for additional option grants based on director tenure, to permit discretionary restricted stock grants to directors and advisors, and to increase the number of shares available for issuance under the plan:

For	Against	Abstained	Broker Non-Votes

5,351,697	1,514,448	33,764	7,363,408

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: June 15, 2012	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer